Exhibit 5.1

Advocaten

Notarissen

Belastingadviseurs

To:

LyondellBasell Industries N.V. (“LBI”)

4th Floor, One Vine Street

London, W1J0AH

The United Kingdom

LYB International Finance B.V. (“LIF”), and LYB International Finance II B.V. (’’LIF II’’)

Delftseplein 27E

3013 AA Rotterdam

The Netherlands

(LBI, LIF and LIF II together, the “Issuers”)

Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 12 December 2024		F.J.M. Hengst E ferdinand.hengst@debrauw.com T +31 20 577 1956 F +31 20 577 1775

Our ref.	A50916670/1/20702779

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of
(i) shares in the capital of LBI, and (ii) debt securities issued by the Issuers

1	Introduction

We, De Brauw Blackstone Westbroek N.V, (“De Brauw”) act as Dutch legal advisers to the Issuers in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

2	scope of work

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)	As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation).

This opinion is limited to its date.

3	factual research

We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:

(a)	A copy of:

(i)	the Registration Statement; and

(ii)	each Indenture.

(b)	A copy of:

(i)	each Issuer’s deed of incorporation and (or including) its articles of association as provided to us by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution;

(ii)	the Company Certificate; and

(iii)	the Opinion Certificate.

We have not examined any document, and do not express an opinion on, or on any reference to, any document (including, for the avoidance of doubt, any document documenting, or providing for the issue of, any Warrant or Unit) other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

Dutch legal SEC opinion LyondellBasell 2024	2 / 16

4	Assumptions

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(iv)	Each Indenture has been or will have been entered into in the form referred to in this opinion without material deviation.

(b)

(i)

(A)	The issue by LBI of the Shares and the Warrants (or of any other rights to acquire Shares) will have been validly authorised; and

(B)	any pre-emption rights in respect of the issue of the Shares or the Warrants (or of any other rights to acquire Shares) will have been observed or validly excluded;

all in accordance with LBI’s articles of association at the time of authorisation or of observance or exclusion.

(ii)	LBI’s authorised share capital at the time of issue of any Share or Warrant will be sufficient to allow for the issue.

(iii)	The Shares and the Warrants will have been:

(A)	offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law); and

(B)	in the case of the Shares, issued in the form and manner prescribed by LBI’s articles of association at the time of issue.

Dutch legal SEC opinion LyondellBasell 2024	3 / 16

(iv)	The nominal amount of the Shares and any agreed share premium will have been validly paid.

(c)

(i)	Each Indenture and all Notes, and all Warrants, will have been validly entered into by each party other than, in the case of the LBI Indenture, the LIF Indenture and the LIF II Indenture, each Issuer expressed to be a party to it.

(ii)	Where required, the Notes will have been validly authenticated in accordance with the Indenture.

(d)

(i)	Each Warrant:

(A)	will be expressed to be governed by New York Law; and

(B)	will include a right for its owner to acquire one or more Shares.

(ii)	When validly signed by all the parties (including by electronic signature), each Indenture and the Notes, and all Warrants, are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

(e)	LIF and LIF II are wholly owned subsidiaries of LBI.

5	Opinion

Based on the factual research described in and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the following opinion:

(a)	When issued, the Shares will have been validly issued and will be fully paid and nonassessable[1].

(b)	When issued, the Notes and the Warrants will have been validly issued.

1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

Dutch legal SEC opinion LyondellBasell 2024	4 / 16

(c)

(i)	The choice of New York Law as the governing law of the Notes and the Warrants is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against each Issuer of the Notes and the Warrants issued by it.

(d)

(i)	The validity and binding effect on and enforceability against each Issuer of the submission to the jurisdiction of the New York Court in each Indenture:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)	A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the New York Court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

(e)	The opinions in paragraphs (a), (b), (c) and (d) apply to any Shares, Notes or Warrants issued as part of a Unit.

6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

Dutch legal SEC opinion LyondellBasell 2024	5 / 16

(b)	The recognition of New York Law as the governing law of the Notes and the Warrants:

(i)	will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Notes or Warrants were issued (other than the choice of New York Law as the governing law of the Notes or Warrants) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)	The binding effect and enforceability of the submission to the jurisdiction of the New York Courts are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation and the Lugano Convention.

(d)	Enforcement in the Netherlands of the Notes and the Warrants is subject to Dutch rules of civil procedure.

Dutch legal SEC opinion LyondellBasell 2024	6 / 16

(e)	The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) any Issuer’s entry into and performance of any Indenture, any Notes and any Warrants, violates Dutch law, and (ii) the Indentures, the Notes and the Warrants are valid, binding and enforceable.

(f)	To the extent that Dutch law applies, any provision that the holder or depository of a Note may be treated as its owner may not be enforceable under all circumstances.

(g)	To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(h)	To the extent that the terms of the Indenture, Notes or Warrants are general conditions within the meaning of article 6:231 BW, a holder of a Note or Warrant may nullify (vernietigen) a provision therein if (i) the relevant Issuer has not offered the holder a reasonable opportunity to examine that Indenture or those terms, as the case may be, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note or Warrant is a natural person not acting in the conduct of a profession or trade.

(i)	If any Note has been signed on behalf of any Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of that Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

(j)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(k)	In proceedings in a Dutch court for the enforcement of the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

(l)	To the extent that the terms of the Warrants relate to matters of company law:

(i)	they will be governed by Dutch law; and

Dutch legal SEC opinion LyondellBasell 2024	7 / 16

(ii)	they will be valid, binding on and enforceable against the relevant Issuer:

(A)	subject to the other qualifications in this paragraph 6; and

(B)	except that the binding effect and enforceability of those terms may be affected by rules of Dutch law which generally apply to contractual arrangements like the Warrants, including (without limitation) the requirements of reasonableness and fairness (redelijkheid en billijkheid) and rules relating to force majeure.

(m)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(n)	We do not express any opinion on:

(i)	any specific terms of any Note (other than any terms set out in the relevant Indenture) or of any Warrant (other than the right to acquire one or more Shares included in it);

(ii)	any lien or any other in rem matters; or

(iii)	tax matters.

7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

Dutch legal SEC opinion LyondellBasell 2024	8 / 16

(i)	the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(i)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	The Issuers may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the paragraph under the caption “Legal Matters” and the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst
Ferdinand Hengst
Advocaat

Dutch legal SEC opinion LyondellBasell 2024	9 / 16

Annex 1 – Definitions

In this opinion:

“Board Regulations” means the rules of LBI’s board of directors (bestuur) dated 18 November 2021.

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“BW” means the Civil Code (Burgerlijk Wetboek).

“Company Certificate” means the company certificate from the corporate secretary of LBI dated 12 December 2024 relating to the Corporate Resolution of LBI.

“Corporate Resolution” means each of:

(a)	the resolutions of LBI’s board of directors (bestuur), adopted during a meeting on 21 November 2024, as reflected in the extract of the minutes of that meeting attached to the Company Certificate;

(b)	a written resolution of LIF’s board of directors (bestuur) dated 5 December 2024; and

(c)	a written resolution of LIF II’s board of directors (bestuur) dated 5 December 2024.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or composition proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Indenture” means each of the LBI Indenture, the LIF Indenture and the LIF II Indenture.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means each of LBI, LIF and LIF II.

Dutch legal SEC opinion LyondellBasell 2024	10 / 16

“LBI” means LyondellBasell Industries N.V., with seat in Rotterdam, the Netherlands, Trade Register number 24473890.

“LBI Indenture” means the indenture dated 5 March 2015 between LBI as issuer and the Trustee, which is referred to in exhibit 4.4 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 5 March 2015.

“LIF” means LYB International Finance B.V., with seat in Rotterdam, the Netherlands, Trade Register number 57924562.

“LIF Indenture” means the indenture dated 16 July 2013 between LIF as issuer, LBI as guarantor and the Trustee, which is referred to in exhibit 4.8 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 16 July 2013.

’’LIF II’’ means LYB International Finance II B.V., with seat in Rotterdam, the Netherlands, Trade Register number 65196058.

“LIF II Indenture” means the indenture dated 2 March 2016 between LIF II as issuer, LBI as guarantor and the Trustee, which is referred to in exhibit 4.15 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 2 March 2016.

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Courts” means any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States.

“New York Law” means the internal laws of the State of New York.

“Notes” means any debt securities to be issued by any Issuer after the date of this opinion:

(a)	in the case of LBI, under the LBI Indenture (which Notes may or may not be fully and unconditionally guaranteed by LIF and LIF II);

(b)	in the case of LIF, under the LIF Indenture (which Notes will be fully and unconditionally guaranteed by LBI under the LIF Indenture); or

(c)	in the case of LIF II, under the LIF II Indenture (which Notes will be fully and unconditionally guaranteed by LBI under the LIF II Indenture).

Dutch legal SEC opinion LyondellBasell 2024	11 / 16

and include, where the context permits:

(i)	in relation to an issue of Notes, the terms of those Notes; and

(ii)	any Notes forming part of Units.

“Opinion Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Registration” means the shelf registration of the Shares and the Notes with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3ASR dated 12 December 2024 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means any shares, nominal value of EUR 0.04 each, in LBI’s capital, including any such shares:

(a)	issued upon the exercise of Warrants; or

(b)	forming part of Units;

in each case to be issued by LBI after the date of this opinion.

“the Netherlands” means the European part of the Netherlands.

“Trade Register Extract” means each of:

(a)	a Trade Register extract relating to LBI provided by the Chamber of Commerce and dated 11 December 2024;

(b)	a Trade Register extract relating to LIF provided by the Chamber of Commerce and dated 11 December 2024; and

(c)	a Trade Register extract relating to LIF II provided by the Chamber of Commerce and dated 11 December 2024.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means, in case of the LBI and LIF Indentures, Computershare Trust Company N.A., as successor to Wells Fargo Bank, N.A. and, in case of the LIF II Indenture, Deutsche Bank Trust Company Americas.

Dutch legal SEC opinion LyondellBasell 2024	12 / 16

“Units” means “Units” as referred to in the Registration Statement and to be issued by LBI after the date of this opinion.

“Warrants” means “Warrants of LyondellBasell Industries N.V.” as referred to in the Registration Statement, including any such Warrants forming part of Units, and to be issued by LBI after the date of this opinion.

Dutch legal SEC opinion LyondellBasell 2024	13 / 16

Annex 2 – Opinion Certificate

Dutch legal SEC opinion LyondellBasell 2024	14 / 16

OPINION CERTIFICATE

FROM THE CORPORATE SECRETARY OF LYONDELLBASELL INDUSTRIES N.V.

THE UNDERSIGNED:

Charity R. Kohl, acting in her capacity as Corporate Secretary of LyondellBasell Industries N.V., a public limited liability company with seat in Rotterdam, the Netherlands, and having its address at 4th Floor, One Vine Street, W1J 0AH, London, United Kingdom, (“LBI”),

BACKGROUND:

(a)	LBI intends to update, and intends for LIF and LIF II to update, the Registration with the SEC of the Shares, Notes, Warrants and Units.

(b)	In connection with the update of the Registration, on the date of this Opinion Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Opinion Certificate is the “Opinion Certificate” as defined in the Legal Opinion.

(d)	The undersigned makes the certifications in this Opinion Certificate after due and careful consideration and after having made all necessary enquiries, including with the board of directors (bestuur) of LBI, LIF and LIF II.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Opinion Certificate.

1.2	In this Opinion Certificate “including” means “including without limitation”.

2	CERTIFICATION:

The undersigned certifies the following.

2.1	Authenticity

As at the date of this Opinion Certificate all information regarding each Issuer registered or on file with the Trade Register is correct, complete and up to date.

2.2	Solvency

None of the Issuers is subject to any bankruptcy proceedings, suspension of payments or public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord), other proceedings under the laws of any jurisdiction relating to insolvency, including those as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), or other rules regulating conflicts between rights of creditors.

Dutch legal SEC opinion LyondellBasell 2024	15 / 16

2.3	General

The undersigned is not aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Opinion Certificate; or

(b)	any fact or circumstance which she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Opinion Certificate including the accuracy of the factual statements therein (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

This Opinion Certificate was signed in the manner set out below.

By:	/s/ Charity R. Kohl
Name:	Charity R. Kohl
Title:	Company Secretary
Date:	12 December 2024

Dutch legal SEC opinion LyondellBasell 2024	16 / 16